UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2025

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

Effective as of October 27, 2025, Brendan O’Grady, Chief Executive Officer and a director of Assertio Holdings, Inc. (the “Company”) separated from service as Chief Executive Officer of the Company. Mr. O’ Grady’s separation constitutes an “Other Involuntary Termination,” as defined in the Management Continuity Agreement between Mr. O’Grady and the Company, a form of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2024. As such, contingent upon Mr. O’Grady’s execution and non-revocation of a waiver and release in substantially the form included with the Management Continuity Agreement, Mr. O’Grady will be entitled to the severance compensation and benefits provided for in the Management Continuity Agreement in connection with an “Other Involuntary Termination.”

Appointment of Chief Executive Officer

Effective upon Mr. O’Grady’s separation, the Board of Directors of the Company (the “Board”) appointed Mark Reisenauer, currently a member of the Board, to serve as the Company’s Chief Executive Officer. Mr. Reisenauer’s biographical information is described in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2025. Mr. Reisenauer will continue to serve as a member of the Board.

On October 27, 2025, the Company entered into an offer letter with Mr. Reisenauer in connection with his service as the Chief Executive Officer (the “Offer Letter”). The Offer Letter provides that Mr. Reisenauer will receive a base salary at a rate of $800,000 per annum, with an annual target cash bonus opportunity of 85% of his base salary, except that he is not eligible for a cash bonus for the remainder of 2025. Mr. Reisenauer will also receive initial grants of (i) a stock option award (the “Option”) to acquire 1,000,000 shares of Company common stock and (ii) an award of 500,000 restricted stock units (the “RSUs”), in each case, pursuant to the Company’s Amended and Restated 2014 Omnibus Incentive Plan (as amended, the “Plan”), with one-third of each grant vesting each year over the three-year period following the grant date. Mr. Reisenauer will also be eligible to receive annual equity-based awards pursuant to the Plan.

Mr. Reisenauer also entered into a Management Continuity Agreement (the “MCA”) with the Company. Pursuant to the terms of the Reisenauer MCA, upon Mr. Reisenauer’s termination other than for Cause, death or Disability, or Mr. Reisenauer’s voluntary termination for Good Reason (each as defined in the Reisenauer MCA) within the period beginning ninety days prior to a Change in Control (as defined in the Reisenauer MCA) and ending twenty-four months following a Change in Control (the “Change in Control Period”), subject to Mr. Reisenauer’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain restrictive covenants, Mr. Reisenauer will be entitled to (i) a lump sum cash payment in an amount equal to two times the higher of (1) the base salary which Mr. Reisenauer was receiving immediately prior to the Change in Control or (2) the base salary which Mr. Reisenauer was receiving immediately prior to his termination of employment, payable on the 60th day following Mr. Reisenauer’s termination of employment or, if his termination of employment is prior to the Change in Control, on the date of the Change in Control; (ii) a lump sum cash payment in an amount equal to two times Mr. Reisenauer’s target annual bonus, payable on the 60th day following Mr. Reisenauer’s termination of employment or, if his termination of employment is prior to the Change in Control, on the date of the Change in Control; (iii) payment of the full cost of the health insurance benefits provided to Mr. Reisenauer and his spouse and dependents through the earlier of the end of the 24 month period following the date of termination or the date upon which Mr. Reisenauer is no longer eligible for such COBRA or other benefits under applicable law; (iv) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, to be paid at the time the Company pays bonuses with respect to such year to its executives generally; (v) up to three consecutive months of outplacement services, not to exceed $5,000 per month and (vi) 100% of Mr. Reisenauer’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards will become immediately vested, provided that any performance-based awards will be calculated as set forth in the applicable award agreement or, if not specified therein, based on achieving the target level of performance. Notwithstanding the foregoing, in the event that a termination as described in this paragraph occurs prior to the date of the Change in Control, then if any of Mr. Reisenauer’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards are forfeited as the result of such termination of employment, Mr. Reisenauer will be entitled to receive a lump sum cash payment equal to the value of all such awards that were forfeited as the result of such termination of employment.

In addition, pursuant to the terms of the Reisenauer MCA, upon Mr. Reisenauer’s termination other than for Cause, death or Disability or due to a voluntary termination for Good Reason that occurs outside of the Change in Control Period, subject to Mr. Reisenauer’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain restrictive covenants, Mr. Reisenauer will be entitled to receive severance benefits as follows: (i) continuation of his base salary in effect immediately prior to his termination for 18 months after the effective date of the termination, payable in accordance with the Company’s standard payroll practices; (ii) payment of the full cost of the health insurance benefits provided to Mr. Reisenauer and Mr. Reisenauer’s spouse and dependents, as applicable, immediately prior to the termination of employment pursuant to the terms of COBRA or other applicable law through the earlier of the end of the 18 month period following the date of termination or the date upon which Mr. Reisenauer is no longer eligible for such COBRA or other benefits under applicable law; (iii) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, to be paid at the time the Company pays bonuses with respect to such year to its executives generally; and (iv) up to three consecutive months of outplacement services, not to exceed $5,000 per month.

The foregoing descriptions of the Offer Letter and the Reisenauer MCA do not purport to be complete and are qualified in their entirety by reference to the full text, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In connection with his appointment as Chief Executive Officer, Mr. Reisenauer continues to have rights under his Indemnification Agreement for Directors and Officers, which he entered into upon joining the Board effective January 2, 2025, a form of which has been filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on May 19, 2020.

There are no arrangements or understandings between Mr. Reisenauer and any other person pursuant to which he was selected as an officer or director of the Company. There are no family relationships between Mr. Reisenauer and any of the executive officers or directors of the Company. There is no information that is required to be disclosed with respect to Mr. Reisenauer pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On October 28, 2025, the Company issued a press release announcing Mr. Reisenauer’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated October 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2025

ASSERTIO HOLDINGS, INC.

/s/ Mark Reisenauer
Mark Reisenauer
Chief Executive Officer